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Exhibit 23.3

[Letterhead of GR Technical Services Ltd.]

CONSENT OF GR TECHNICAL SERVICES LTD.

        The undersigned, GR Technical Services Ltd., hereby states as follows:

        Our firm assisted with a technical study, completed in 2006 (the "2006 Review") concerning mineralized material in the Amayapampa property, for Vista Gold Corp. (the "Company"), portions of which are summarized under the caption "Item 2. Properties — Amayapampa — Geology" in this Annual Report on Form 10-K for the year ended December 31, 2007 (the "Form 10-K").

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-91254, 333-102384, 333-104443, 333-120335, 333-129720, 333-132975 and 333-136980) and in the related Prospectuses, and in the Registration Statements on Form S-8 (Nos. 333-105621 and 333-134767) of the Company of the summary information concerning the 2006 Review, including the reference to our firm included with such information, as set forth above in the Form 10-K.

GR Technical Services Ltd.
By:	/s/ J. H. GRAY Name: J.H. Gray, P.Eng. Title: Principal Mining Engineer

Date: March 12, 2008

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  Exhibit 23.3